Exhibit 23(b)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Merrill Lynch & Co., Inc. on Form S-8 related to the Merrill Lynch & Co., Inc. 2005 Deferred Compensation Plan for a Select Group of Eligible Employees of our reports dated March 1, 2004 (May 4, 2004 as to Note 2) (which express unqualified opinions and which report on the consolidated financial statements includes explanatory paragraphs for the change in accounting method in 2002 for goodwill amortization to conform to Statement of Financial Accounting Standards (“SFAS”) No. 142, Goodwill and Other Intangible Assets, and for the change in accounting method in 2004 for stock-based compensation to conform to SFAS No. 123, Accounting for Stock-Based Compensation, as amended by SFAS No. 148, Accounting for Stock-Based Compensation — Transition and Disclosure, by retroactively restating its 2003, 2002 and 2001 consolidated financial statements), included or incorporated by reference in the Current Report on Form 8-K dated May 4, 2004 of Merrill Lynch & Co., Inc. and subsidiaries containing the restated consolidated financial statements and related restated financial statement schedule as of December 26, 2003 and for the three years then ended.

/s/ Deloitte & Touche LLP

August 27, 2004
New York, New York

10